   As filed with the Securities and Exchange Commission on March  31, 1998
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                 CONNECT, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                             77-0431045
      (State of incorporation)         (I.R.S. Employer Identification No.)

                                515 ELLIS STREET
                         MOUNTAIN VIEW, CA  94043-2242
                    (Address of principal executive offices)
                            _______________________

                             1996 STOCK OPTION PLAN
                            (Full title of the Plan)
                            _______________________

                                GORDON J. BRIDGE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CONNECT, INC.
                                515 ELLIS STREET
                         MOUNTAIN VIEW, CA  94043-2242
                                 (650) 254-4000
(Name, address and telephone number, including area code, of agent for service)
                            _______________________

                                    Copy to:

                             Donald M. Keller, Jr.
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488



              (Calculation of Registration Fee on following page)


--------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                           Proposed           Proposed
                                         Maximum           Maximum            Maximum
                                       Amount to be     Offering Price       Aggregate           Amount of
Title of Securities to be Registered   Registered(1)      Per Share        Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------
1996 STOCK OPTION PLAN
 Common Stock, $.001 par value.......  114,000 Shares          $1.00 (2)           $114,000           $34.00

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on March 26, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial
                          ------------
statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission under Section 12 of the Exchange Act on December 31, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.
         -------------------------

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
         --------------------------------------

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          The Registrant's Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of its directors and officers against expenses (including attorney's fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that such person is or was an agent of the corporation to the maximum extent and in the manner permitted by the Delaware
General Corporation Law.   In addition, the Registrant has entered into
Indemnification Agreements with its officers and directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
         -----------------------------------

Item 8.  EXHIBITS.
         --------

Exhibit
Number
------
  5.1      Opinion of Venture Law Group, A Professional Corporation.
 23.1      Consent of Venture Law Group, A Professional Corporation (included in
           Exhibit 5.1).
 23.2      Consent of Independent Auditors (see p. 7).
 24.1      Powers of Attorney (see p. 6).
_______________

Item 9.  UNDERTAKINGS.
         -------------

   The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CONNECT, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 31th day of March, 1998.

                                        CONNECT, INC.


                                        By:  /s/ Joseph G. Girata
                                            ----------------------------------
                                             Joseph G. Girata
                                             Vice President of Finance and
                                             Administration and Chief
                                             Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon J. Bridge and Joseph G. Girata, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
-------------------------------------  --------------------------------------------  --------------------------
/s/ Gordon J. Bridge                   President and Chief Executive Officer and                 March 31, 1998
-------------------------------------  Director (Principal Executive Officer)
Gordon J. Bridge

/s/ Joseph G. Girata                   Vice President of Finance and                             March 31, 1998
-------------------------------------  Administration and Chief Financial Officer
Joseph G. Girata                       (Principal Financial and Accounting Officer)

/s/ Promod Haque                       Director                                                  March 31, 1998
-------------------------------------
Promod Haque

/s/ Richard H. Lussier                 Director                                                  March 31, 1998
-------------------------------------
Richard H. Lussier

/s/ Richard W. Weening                 Director                                                  March 31, 1998
-------------------------------------
Richard W. Weening

/s/ William B. Welty                   Director                                                  March 31, 1998
-------------------------------------
William B. Welty

/s/ Rory T. O'Driscoll                 Director                                                  March 31, 1998
-------------------------------------
Rory T. O'Driscoll

                                                                    EXHIBIT 23.2


          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS
          ------------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of CONNECT, Inc. of our report dated January 27, 1998, except for Note 14, as to which the date is February 26, 1998, with respect to the financial statements and our report dated January 27, 1998 with respect to the financial statement schedule of CONNECT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

San Jose, California
March 27, 1998

                               INDEX TO EXHIBITS


  Exhibit
  Number
 --------
    5.1    Opinion of Venture Law Group, A Professional Corporation
   23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
   23.2    Consent of Independent Auditors (see p. 7).
   24.1    Powers of Attorney (see p. 6).